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Keyport Life Insurance Company

A member of the Sun Life Financial Group of Companies

P.O. Box 9133

Wellesley Hills, Massachusetts 02481

VARIABLE IMMEDIATE ANNUITY APPLICATION
(CERTIFICATE) OWNER /ANNUITANT
First		Middle		Last
Street Address		City	State	Zip
Date of Birth	M F	Social Security No: -- Taxpayer ID No: -		Phone
JOINT (CERTIFICATE) OWNER / ANNUITANT (to be completed only if Joint and Survivor Annuity Payment Option is selected)
First		Middle	Last
Street Address		City	State	Zip
Date of Birth	M F	Social Security No: --		Phone
Relationship to Owner
Annuitant (to be completed if Owner is a Trust or Corporation)
First		Middle		Last
Street Address		City	State	Zip
Date of Birth	M F	Social Security No: --		Phone
BENEFICIARY (attach additional forms if needed)
Primary:
First		Middle		Last
Street Address		City	State	Zip
Date of Birth	M F	Social Security No: -- Taxpayer ID No: -
Phone		Relationship to Owner	Percentage
Contingent:
First		Middle		Last
Street Address		City	State	Zip
Date of Birth	MF	Social Security No: -- Taxpayer ID No: -
Phone		Relationship to Owner	Percentage
PAYEE

Submit Payee Information Form to indicate where the proceeds of each annuity payment should be sent. You have the option of selecting multiple payees with different disbursement methods. If the form is not submitted, the Owner will be the sole payee.

PURCHASE PAYMENT
Purchase Payment Amount $_________________________ (minimum payment $25,000)
Qualified Plans Only: This is an IRA, SEP IRA, or Roth IRA. The payment represents a rollover of $ , a trustee transfer of $ , and a regular contribution of $ for tax year and $ for tax year .
Replacement

Will the annuity applied for replace any existing annuity or insurance policy?

If yes, provide insurance company name and policy number and attach transfer or exchange form.

Company Name and Policy Number

Yes No
Telephone Transfers
Telephone transfers and allocation changes can be made by: (Certificate) Owner / Annuitant Agent Other
FEDERAL INCOME TAX WITHHOLDING
Check the following applicable boxes:	a. I do not want income tax withheld from my annuity payments. (Do not complete lines b. or c.)

b. I want my withholding from each annuity payment to be figured using the number of allowances and marital status shown. (You may also designate an additional amount in section c.)

Single

Married

Married, but withhold at a higher single rate

# of allowances

c. I want the following additional amount withheld from each annuity payment (you must check box b.)
$ . Your annuity payments are subject to federal income tax withholding unless you elect not to have withholding apply. You may elect not to have withholding apply by checking box a. Your election will remain in effect until you revoke it. You may revoke your election at anytime by sending Keyport an IRS form
W-4P.

If you want withholding to apply check box b. above and, if desired, also box c. above. Withholding will only apply to the portion of your annuity payment that is subject to federal income tax and it will be like wage withholding. Thus, there will be no withholding on the portion of each payment representing a return of your premium. You may change your withholding as often as you wish by sending Keyport an IRS form W-4P.

If you elect not to have withholding apply to your annuity payments, or if you do not have enough federal income tax withheld from your annuity payments, you may be responsible for payment of estimated tax. You may incur penalties under the estimated tax rules if your withholding and estimated tax payments are not sufficient.

DESIGN YOUR INCOME PLAN
Step 1: Select Your Payment Information

Select the frequency of your payments:

Monthly Quarterly Semi-Annually Annually

(For level monthly payments see Step 5.)

Select the date of your first income payment:

Earliest date permitted by Contract/Certificate

or

On the day of the month (must be between 1 and 28). Your payment will be made on the first occurrence of this date (or if you select 28, the first occurrence of 28, 29, 30 or 31) on or after the 15th day following the Contract/Certificate Date.

Step 2: Annuity Payment Option

Select the Annuity Payment Option (APO) you would like.

Period Certain Income for:

Number of years or Life Expectancy

(Select the number of Period Certain years or Life Expectancy.)

With this APO, you must select 1 or more Income Streams in Step 3.

Lifetime Income with:

Single Life or Joint and Survivor

(Select single or joint annuitants. Please attach copy of birth certificate, driver's license, or passport of annuitants.)

If Joint and Survivor, reduce payment after the first death to: 25% 33% 50% 67% 75%

(If not completed there will be no reduction.)

With this APO, you must select 1 or more Income Streams in Step 3.

Lifetime Income with Period Certain equal to:

Number of years or Life Expectancy

(Select the number of Period Certain years or Life Expectancy.)

with

Single Life or Joint and Survivor

(Select single or joint annuitants. Please attach copy of birth certificate, driver's license, or passport of annuitants.)

If Joint and Survivor, reduce payment after the first death to: 25% 33% 50% 67% 75%

(If not completed there will be no reduction.)

With this APO, you must select 2 or more Income Streams in Step 3.

Step 3: Income Streams	Stream 1	Stream 2	Stream 3

Select the length of a Stream

or

If you chose Life Expectancy in Step 2 and you want a Stream to be for Life Expectancy or the remainder of Life Expectancy, select only one of these boxes

or

If you chose Lifetime Income in Step 2, select only one of the Life Contingent boxes.

Select 1 Below Years Life Expectancy /remainder of Life Expectancy Life Contingent	Select 1 Below Years Life Expectancy /remainder of Life Expectancy Life Contingent	Select 1 Below Years Life Expectancy /remainder of Life Expectancy Life Contingent
Step 4: Payments	Stream 1	Stream 2	Stream 3
Fixed Payment % If each Stream is 100% skip to Section 11 (Select 10-100 in whole numbers.)%		%	%
Variable Payment % (Select 10-100 in whole numbers.)%		%	%
Total (Total of Fixed and Variable must equal 100% per Stream)	100%	100%	100%
Step 5: Variable Payment Option Details	Stream 1	Stream 2	Stream 3
Select the Benchmark Investment Rate for each Stream. (3% only option available in FL) (5% available only in OR and TX) (6% not available in FL, OR, TX)	3% 5% 6%	3% 5% 6%	3% 5% 6%

Select whether payments should be Levelized for each Stream (only available if monthly payments are chosen in Step 1). If Levelized is selected a Beneficiary must be indicated in the Beneficiary Section 4.

	Yes No	Yes No	Yes No

Select for each Stream either an Asset Allocation Model or Sub-Account Allocations
Stream 1		Stream 2	Stream 3
Asset Allocation Model Sub-Account percentage allocations will be automatically determined by the model selected.	Capital Preservation	Capital Preservation	Capital Preservation
Capital Preservation Plus		Capital Preservation Plus	Capital Preservation Plus
Conservative		Conservative	Conservative
Moderate		Moderate	Moderate
Aggressive		Aggressive	Aggressive
Total Equity		Total Equity	Total Equity
Sub-Account Allocations Do not complete this section for any Stream in which you have selected an Asset Allocation Model. Select 10-100 in whole numbers.
Franklin Small Cap Value Securities Fund, Class 2%		%	%
Franklin Templeton VIP Trust Mutual Shares Securities Fund, Class 2%		%	%
Lord Abbett Series Fund Growth & Income	%	%	%
Lord Abbett Series Fund Mid Cap Value	%	%	%
MFS/ Sun Life Bond - S Class	%	%	%
MFS/ Sun Life Capital Appreciation - S Class	%	%	%
MFS/ Sun Life Capital Opportunities - S Class	%	%	%
MFS/ Sun Life Emerging Growth - S Class	%	%	%
MFS/ Sun Life Global Growth - S Class	%	%	%
MFS/ Sun Life Government Securities - S Class	%	%	%
MFS/ Sun Life High Yield - S Class	%	%	%
MFS/ Sun Life Massachusetts Investors Growth Stock - S Class	%	%	%
MFS/ Sun Life Massachusetts Investors Trust - S Class	%	%	%
MFS/ Sun Life Mid Cap Growth - S Class	%	%	%
MFS/ Sun Life Mid Cap Value - S Class	%	%	%
MFS/Sun Life Money Market Fund - S Class
MFS/ Sun Life New Discovery - S Class	%	%	%
MFS/ Sun Life Research - S Class	%	%	%
MFS/ Sun Life Research International - S Class	%	%	%
MFS/ Sun Life Strategic Growth - S Class	%	%	%
MFS/ Sun Life Strategic Income - S Class	%	%	%
MFS/ Sun Life Strategic Value - S Class	%	%	%
MFS/Sun Life Total Return - S Class	%	%	%
MFS/ Sun Life Utilities - S Class	%	%	%
MFS/ Sun Life Value - S Class	%	%	%
Oppenheimer Capital Appreciation Fund/VA - Service Shares	%	%	%
Oppenheimer Main Street Growth & Income Fund/VA - Service Shares	%	%	%
Oppenheimer Main Street Small Cap Fund/VA - Service Shares	%	%	%
PIMCO Real Return Portfolio	%	%	%
PIMCO Total Return Portfolio	%	%	%
Sun Capital Real Estate Fund(R)%		%	%
Templeton Foreign Securities Fund, Class 2%		%	%
Total Must Equal 100% per Stream	%	%	%]

Automatic Quarterly Rebalancing

Select yes for a Stream if you would like quarterly Sub-Account rebalancing to match the percentages of the Stream's Asset Allocation Model or the Stream's Sub-Account Allocations listed above.

	Stream 1 Yes No	Stream 2 Yes No	Stream 3 Yes No

Special Instructions (Transfer Company Information; Additional Beneficiaries; etc.)

ACCEPTANCE	FOR REGISTERED REPRESENTATIVE USE ONLY

I hereby represent that my answers to the questions on this Application are correct and true to the best of my knowledge and belief. All payments and values provided by the Contract/Certificate when based on the investment experience of the variable account are variable and not guaranteed as to dollar amount. I have read the applicable fraud warning for my state listed below. I acknowledge receipt of current product and fund prospectuses.

Will this Contract/Certificate replace or change any existing life insurance or annuity in this or any other company? Yes

No

If yes, explain in Section 11, SPECIAL INSTRUCTIONS, and complete replacement forms where applicable.

Signature of (Certificate) Owner / Annuitant (REQUIRED) Date	Registered Representative Signature Date
Signature of Annuitant (if Owner is a Corporation or Trust) Date	Registered Representative Name (print)
Signature of Joint (Certificate) Owner/Annuitant Date	Broker / Dealer
Signed at: City , State	Branch Office Address
	City	State
	Phone	Broker / Dealer Account Number
	Standard	Trail

Fraud warnings

For applicants in Arkansas, Kentucky, Maine, New Mexico, Ohio, Oklahoma, Pennsylvania and Tennessee: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

For Applicants in Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

For Applicants in Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

For Applicants in District of Columbia: WARNING: It is a crime to provide false or misleading information to an insurer for purposes of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For Applicants in New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

For Applicants in North Carolina:

Does your client understand that the contract's/certificate's annuity payments may increase or decrease depending upon investment experience? Yes No

Does your client believe that this contract/certificate is suitable for his/her investment objectives and financial needs?

Yes No